Contact:	Veronica Garza
Investor Relations
(512) 683-6873

National Instruments Reports Record Quarterly and Annual Revenue
Company Reports Record Quarterly and Annual Profit, Declares 3-for-2 Stock Split

AUSTIN, Texas – Jan. 25, 2011

Q4 2010 Highlights
•	Revenue of $250 million, up 24 percent year-over-year and up 13 percent sequentially
•	GAAP gross margin of 77.5 percent
•	Non-GAAP gross margin of 78.0 percent
•	GAAP and non-GAAP operating income and net income reached all-time record
•	Fully diluted GAAP EPS of $0.48
•	Fully diluted non-GAAP EPS of $0.53
•	EBITDA reached a record of $56 million, or $0.71 per share, and was up 22 percent year-over-year
•	Cash and short-term investments of $351 million and no debt as of Dec. 31, 2010

National Instruments (Nasdaq: NATI) today announced Q4 revenue of $250 million, a new quarterly revenue record and a 24 percent increase compared to Q4 2009. This exceeded the company’s guidance of between $230 million and $244 million, which was provided on Oct. 25, 2010. In Q4, the company’s large order business, defined as orders greater than $20,000, grew 22 percent sequentially. Backlog increased by $5 million from Sept. 30 to Dec. 31, 2010.

GAAP and non-GAAP operating income were all-time quarterly records, and operating margins improved significantly over Q4 2009.
Net income for Q4 2010 was $38 million, with GAAP fully diluted earnings per share (EPS) of $0.48. Non-GAAP net income was $42 million, with non-GAAP fully diluted EPS of $0.53. When comparing these results to 2009, investors should recall that the company incurred a $21.6 million noncash tax charge that reduced both GAAP and non-GAAP EPS by $0.28 in Q4 2009.

In Q4, GAAP gross margin increased 60 basis points year-over-year to 77.5 percent. Non-GAAP gross margin increased by 50 basis points year-over-year to 78.0 percent.

The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

“I am extremely pleased with the significant demand we saw for our products through 2010,” said Dr. James Truchard, co-founder, president and CEO. “I believe our long-term focus on innovation and our expanding product and services portfolio have created significant new opportunities for NI, and I believe our customers are seeing great value in our integrated platforms such as NI LabVIEW, PXI and CompactRIO.”

NI virtual instrumentation and graphical system design product sales were up 24 percent year-over-year. NI instrument control product sales were up 20 percent year-over-year in Q4. Product revenue was $234 million, up 24 percent year-over-year, and software maintenance revenue was $16 million, up 21 percent year-over-year.

Geographically, revenue in US dollar terms for Q4 2010 compared to Q4 2009 was up 16 percent in the Americas, up 24 percent in Europe and up 37 percent in Asia. In local currency terms, revenue was up 28 percent in Europe and up 27 percent in Asia.

As of Dec. 31, NI had a record $351 million in cash and short-term investments, up $12 million from Sept. 30. The National Instruments Board of Directors declared a 3-for-2 stock split and increased the quarterly dividend to $0.15 per share on the company’s common stock payable on Feb. 21 to shareholders of record on Feb. 4. All per-share data, including dividends and guidance, in this news release is presented prior to this split.

FY 2010 Highlights
•	Record revenue of $873 million, up 29 percent year-over-year
•	GAAP operating margin of 14.7 percent
•	Non-GAAP operating margin of 17.3 percent
•	Fully diluted GAAP EPS of $1.38
•	Fully diluted non-GAAP EPS of $1.58
•	Record annual revenue for NI CompactRIO, RF and PXI modular instruments
•	Record cash flow from operating activities of $145 million
•	Record EBITDA of $165 million or $2.08 per share
•	NI named to FORTUNE magazine’s 100 Best Companies to Work For list for 12th consecutive year

Full-year 2010 revenue was $873 million, up 29 percent year-over-year. Annual GAAP net income was $109.1 million, with fully diluted EPS of $1.38, and annual non-GAAP net income was $124.6 million, with non-GAAP fully diluted EPS of $1.58.

Guidance for Q1 2011
"We are extremely pleased by our impressive finish to 2010, and this increases our confidence in aggressively investing in long-term growth,” said Alex Davern, EVP, COO and CFO. “As part of our investment for 2011, we are budgeting to increase our R&D personnel by 19 percent and our field sales force by 24 percent. Overall headcount is budgeted to increase by 17 percent; however, the incremental cost of these additions will be partially offset by an expected reduction in our variable compensation in 2011."

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

NI expects strong Q1 year-over-year revenue growth, with revenue expected to be between $230 million and $244 million. The company expects fully diluted EPS between $0.33 and $0.41, with non-GAAP fully diluted EPS expected to be between $0.38 and $0.46. For 2011, the company anticipates that its non-GAAP effective tax rate will be approximately 20 percent.

In Q1 2011, the company anticipates that the GAAP to non-GAAP EPS adjustment will be approximately $0.05 per share.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expenses, operating income, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and 12-month periods ending Dec. 31, 2010 and 2009, on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses the company’s earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three- and 12-month periods ended Dec. 31, 2010 and 2009. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information
Interested parties can listen to the Q4 2010 conference call today, Jan. 25, beginning at 4:00 p.m. CST, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 6952882, shortly after the call through January 30 at 7:00 p.m. CST.

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

Forward-Looking Statements
This release contains “forward-looking statements,” including statements related to significant new opportunities for NI, our belief that customers are seeing great value in our platforms, our confidence in aggressively investing in long-term growth, our budget for R&D, field sales and overall headcount, that the incremental cost of our headcount additions will be partially offset by a reduction in variable compensation in 2011, our Q1 guidance for revenue and GAAP and non-GAAP EPS, our expected GAAP to non-GAAP adjustment for Q1 and our anticipated non-GAAP effective tax rate for 2011. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to continue to control its operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2009, its Form 10-Q for the quarter ended Sept. 30, 2010, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments
National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 4 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 12 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

National Instruments
Consolidated Balance Sheets
(in thousands)

	December 31,
	2010	2009
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$219,447	$201,465
Short-term investments	131,215	87,196
Accounts receivable, net	127,214	103,957
Inventories, net	117,765	86,515
Prepaid expenses and other current assets	36,239	36,523
Deferred income taxes, net	18,838	16,522
Total current assets	650,718	532,178

Property and equipment, net	160,410	153,265
Goodwill, net	70,278	64,779
Intangible assets, net	52,816	43,390
Other long-term assets	25,460	19,417
Total assets	$959,682	$813,029

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,544	$23,502
Accrued compensation	27,734	14,934
Deferred revenue	71,650	57,242
Accrued expenses and other liabilities	16,538	8,560
Other taxes payable	16,846	14,181
Total current liabilities	166,312	118,419

Deferred income taxes	29,477	25,012
Liability for uncertain tax positions	14,953	11,062
Other long-term liabilities	4,395	4,116
Total liabilities	$215,137	$158,609

Stockholders’ equity:
Preferred stock	-	-
Common stock	786	774
Additional paid-in capital	408,106	336,446
Retained earnings	336,363	303,655
Accumulated other comprehensive income	(710)	13,545
Total stockholders' equity	$744,545	$654,420
Total liabilities and stockholders’ equity	$959,682	$813,029

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net sales:
Product	$233,973	$188,388	$807,386	$623,736
Software maintenance	15,990	13,209	65,834	52,858
Total net sales	249,963	201,597	873,220	676,594

Cost of sales:
Product	$55,278	$45,466	$195,096	$164,700
Software maintenance	1,021	1,150	4,987	5,184
Total cost of sales	56,299	46,616	200,083	169,884

Gross profit	$193,664	$154,981	$673,137	$506,710

Operating expenses:
Sales and marketing	$86,440	$70,178	$319,606	$269,267
Research and development	43,237	33,722	158,149	132,974
General and administrative	17,368	15,100	67,069	57,938
Total operating expenses	$147,045	$119,000	$544,824	$460,179

Operating income	$46,619	$35,981	$128,313	$46,531

Other income (expense):
Interest income	$340	$294	$1,391	$1,629
Net foreign exchange gain (loss)	(110)	(567)	(2,585)	734
Other income, net	23	372	993	1,351

Income before income taxes	$46,872	$36,080	$128,112	$50,245

Provision for income taxes	8,844	33,714	18,996	33,160

Net income	$38,028	$2,366	$109,116	$17,085

Basic earnings per share	$0.48	$0.03	$1.40	$0.22
Diluted earnings per share	$0.48	$0.03	$1.38	$0.22

Weighted average shares outstanding -
basic	78,426	77,589	77,982	77,520
diluted	79,335	78,325	79,048	78,026

Dividends declared per share	$0.13	$0.12	$0.52	$0.48

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended
	December 31,
	(Unaudited)
	2010	2009
Cash flow from operating activities:
Net income	$109,116	$17,085
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	37,872	38,365
Stock-based compensation	18,795	20,299
Tax expense from deferred income taxes	3,668	17,196
Tax expense (benefit) from stock option plans	(96)	1,450
Changes in operating assets and liabilities:
Accounts receivable	(22,923)	17,591
Inventories	(30,930)	20,843
Prepaid expenses and other assets	(20,411)	12,740
Accounts payable	9,630	(7,374)
Deferred revenue	14,408	11,728
Taxes and other liabilities	25,929	(14,272)
Net cash provided by operating activities	$145,058	$135,651

Cash flow from investing activities:
Capital expenditures	(28,397)	(20,847)
Capitalization of internally developed software	(15,759)	(12,583)
Additions to other intangibles	(4,151)	(4,602)
Acquisitions, net of cash received	(4,218)	-
Purchases of short-term investments	(126,691)	(93,087)
Sales and maturities of short-term investments	82,672	19,204
Net cash (used by) investing activities	$(96,544)	$(111,915)

Cash flow from financing activities:
Proceeds from issuance of common stock	51,852	21,672
Repurchase of common stock	(41,862)	(34,585)
Dividends paid	(40,618)	(37,308)
Tax expense (benefit) from stock option plans	96	(1,450)
Net cash (used by) financing activities	$(30,532)	$(51,671)

Net change in cash and cash equivalents	17,982	(27,935)
Cash and cash equivalents at beginning of period	201,465	229,400
Cash and cash equivalents at end of period	$219,447	$201,465

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

Detail of GAAP Charges Related to Stock-Based Compensation and
Amortization of Acquisition Intangibles
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2010	2009	2010	2009
Stock-based compensation
Cost of sales	$331	$309	$1,345	$1,284
Sales and marketing	1,851	2,148	7,911	8,774
Research and development	1,774	1,887	6,903	7,236
General and administrative	645	717	2,636	3,005
Provision for income taxes	(1,549)	1,523	(5,971)	(3,765)
Total	$3,052	$6,584	$12,824	$16,534

Amortization of acquisition intangibles
Cost of sales	$921	$852	$3,486	$3,445
Sales and marketing	75	126	386	503
Research and development	-	-	-	-
General and administrative	15	-	15	-
Provision for income taxes	(298)	(277)	(1,202)	(1,111)
Total	$713	$701	$2,685	$2,837

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Reconciliation of Gross Profit to Non-GAAP Gross Profit

Gross profit, as reported	$193,664	$154,981	$673,137	$506,710
Stock-based compensation	331	309	1,345	1,284
Amortization of acquisition intangibles	921	852	3,486	3,445
Non-GAAP gross profit	$194,916	$156,142	$677,968	$511,439

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

Operating expenses, as reported	$147,045	$119,000	$544,824	$460,179
Stock-based compensation	(4,270)	(4,752)	(17,450)	(19,015)
Amortization of acquisition intangibles	(90)	(126)	(401)	(503)
Non-GAAP operating expenses	$142,685	$114,122	$526,973	$440,661

Reconciliation of Operating Income to Non-GAAP Operating Income

Operating income, as reported	$46,619	$35,981	$128,313	$46,531
Stock-based compensation	4,601	5,061	18,795	20,299
Amortization of acquisition intangibles	1,011	978	3,887	3,948
Non-GAAP operating income	$52,231	$42,020	$150,995	$70,778

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes

Income before income taxes, as reported	$46,872	$36,080	$128,112	$50,245
Stock-based compensation	4,601	5,061	18,795	20,299
Amortization of acquisition intangibles	1,011	978	3,887	3,948
Non-GAAP income before income taxes	$52,484	$42,119	$150,794	$74,492

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes

Provision for income taxes, as reported	$8,844	$33,714	$18,996	$33,160
Stock-based compensation	1,549	(1,523)	5,971	3,765
Amortization of acquisition intangibles	298	277	1,202	1,111
Non-GAAP provision for income taxes	$10,691	$32,468	$26,169	$38,036

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income, as reported	$38,028	$2,366	$109,116	$17,085
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,052	6,584	12,824	16,534
Amortization of acquisition intangibles, net of tax effect	713	701	2,685	2,837
Non-GAAP net income	$41,793	$9,651	$124,625	$36,456

Basic EPS, as reported	$0.48	$0.03	$1.40	$0.22
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.08	$0.17	$0.21
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.03	$0.04
Non-GAAP basic EPS	$0.53	$0.12	$1.60	$0.47

Diluted EPS, as reported	$0.48	$0.03	$1.38	$0.22
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.08	$0.16	$0.21
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.04	$0.04
Non-GAAP diluted EPS	$0.53	$0.12	$1.58	$0.47

Weighted average shares outstanding -
Basic	78,426	77,589	77,982	77,520
Diluted	79,335	78,325	79,048	78,026

National Instruments Reports Record Quarterly and Annual Revenue
Jan. 25, 2011

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income, as reported	$38,028	$2,366	$109,116	$17,085
Adjustments to reconcile net income to EBITDA:
Interest income	(340)	(294)	(1,391)	(1,629)
Taxes	8,844	33,714	18,996	33,160
Depreciation and amortization	9,652	9,829	37,872	38,365
EBITDA	$56,184	$45,615	$164,593	$86,981

Diluted EPS, as reported	$0.48	$0.03	$1.38	$0.22
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.00)	$(0.00)	$(0.02)	$(0.02)
Taxes	$0.11	$0.43	$0.24	$0.42
Depreciation and amortization	$0.12	$0.12	$0.48	$0.49
EBITDA diluted EPS	$0.71	$0.58	$2.08	$1.11

Weighted average shares outstanding - Diluted	79,335	78,325	79,048	78,026

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	March 31, 2011

	Low	High
GAAP Fully Diluted EPS, guidance	$0.33	$0.41
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS, guidance	$0.38	$0.46

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